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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Aastrom Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                , 2014

Dear Shareholder:

        You are cordially invited to attend a Special Meeting of Shareholders on November     , 2014 at 8:30 AM, local time, at Aastrom Biosciences, Inc.'s offices located at 64 Sidney St., Cambridge, Massachusetts, 02139.

        At this Special Meeting, the agenda includes the approval of an amendment to our Restated Articles of Incorporation, as amended to date (the "Articles") to change the name of the Company from "Aastrom Biosciences, Inc." to "Vericel Corporation" and the approval of the amendment and restatement of Aastrom's Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder. The Board of Directors unanimously recommends that you vote "FOR" the amendment to the Articles and "FOR" the approval of the amendment and restatement of the 2009 Omnibus Incentive Plan and the reservation of an additional 3,446,967 shares thereunder.

        All shareholders are cordially invited to attend the Special Meeting in person. Enclosed are a Notice of Special Meeting of Shareholders and Proxy Statement describing the formal business to be conducted at the meeting. We are also providing proxy material access to our shareholders via the Internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. Please give the proxy materials your careful attention.

        After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. You may also vote via the Internet or by telephone by following the instructions on your proxy card. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

        The management team looks forward to seeing you at the Special Meeting.

Sincerely,
DOMINICK C. COLANGELO President and Chief Executive Officer

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, Michigan 48105

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held November     , 2014

TIME	8:30 AM, local time, on November , 2014.
PLACE	Aastrom Biosciences, Inc., 64 Sidney St., Cambridge, MA, 02139
ITEMS OF BUSINESS	1. To approve an amendment to our Restated Articles of Incorporation, as amended (the "Articles") to change the Company's corporate name from "Aastrom Biosciences, Inc." to "Vericel Corporation".
2. To approve the amendment and restatement of Aastrom's Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder.
3. To consider such other business as may properly come before the Special Meeting of Shareholders and any adjournment or postponement thereof.
RECORD DATE	You may vote at the Special Meeting of Shareholders if you were a shareholder of record at the close of business on October 7, 2014.
VOTING BY PROXY
If you cannot attend the Special Meeting of Shareholders, you may vote your shares by signing, voting and returning the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Special Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

Gerard J. Michel Corporate Secretary Ann Arbor, Michigan , 2014

AASTROM BIOSCIENCES, INC.

24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, Michigan 48105

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Aastrom Biosciences, Inc., a Michigan corporation, for use at the Special Meeting of Shareholders to be held on November     , 2014 at 8:30 AM, local time, at our facility located at 64 Sidney St., Cambridge, Massachusetts, 02139, or at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement is being made available to all shareholders entitled to vote at the Special Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about November     , 2014. Unless the context requires otherwise, references to "we," "us," "our," "Company" and "Aastrom" refer to Aastrom Biosciences, Inc.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What am I voting on?

        There are two proposals scheduled to be voted on at the Special Meeting of Shareholders:

  1.
  To approve an amendment to our Restated Articles of Incorporation, as amended (the "Articles"), to change the Company's corporate name from "Aastrom Biosciences, Inc." to "Vericel Corporation"; and

  2.
  To approve the amendment and restatement of the Aastrom Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder.

Who is entitled to vote?

        Shareholders as of the close of business on October 7, 2014 (the "Record Date") may vote at the Special Meeting of Shareholders. You have one vote for each share of common stock and one vote per 1/50 share of Series B-2 preferred stock you held on the Record Date, including shares:

  •
  Held directly in your name as "shareholder of record" (also referred to as "registered shareholder"); and

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  Held for you in an account with a broker, bank or other nominee (shares held in "street name"). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

        A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the Special Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. "Broker non-votes" (described below) are also counted as present and entitled to vote for purposes of determining a quorum. As of the Record Date, 23,785,653 shares of Company common stock were outstanding and entitled to vote, and 615,400 shares of Series B-2 preferred stock were outstanding and entitled to vote.

 How many votes are required to approve each proposal?

        The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Special Meeting of Shareholders (present in person or represented by proxy).

  •
  The proposal to amend the Articles to change the Company's corporate name from "Aastrom Biosciences, Inc." to "Vericel Corporation" requires the affirmative vote of a majority of all outstanding shares of common stock (present in person or represented by proxy); and

  •
  The proposal to amend and restate the Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder requires the affirmative vote of a majority of the votes cast on the proposal (present in person or represented by proxy).

How are votes counted and who are the proxies?

        You may vote "FOR," "AGAINST" or "ABSTAIN" on each proposal. If you abstain from voting on a proposal, it will have the same effect as a vote AGAINST the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" each proposal.

        The person named as attorneys-in-fact in the proxy, Dominick C. Colangelo and Gerard Michel, were selected by the Board of Directors and are officers of Aastrom. All properly executed proxies submitted in time to be counted at the Special Meeting will be voted by such persons at the Special Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Special Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares:

  •
  "FOR" the proposal to amend the Articles to change the Company's corporate name from "Aastrom Biosciences, Inc." to "Vericel Corporation"; and

  •
  "FOR" the proposal to amend and restate the Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder.

How do I vote my shares without attending the meeting?

        If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

  •
  By Mail—You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

  •
  By Internet or Telephone—You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on November     , 2014.

How do I vote my shares in person at the meeting?

        If you are a shareholder of record (also referred to as "registered shareholder") and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

        Yes. Whether you have voted by Internet, telephone or mail you may change your vote and revoke your proxy by:

  •
  Sending a written statement to that effect to the Corporate Secretary of Aastrom;

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  Voting by Internet or telephone at a later time;

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  Submitting a properly signed proxy card with a later date; or

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  Voting in person at the Special Meeting of Shareholders.

What are the costs associated with the solicitation of proxies?

        The cost of soliciting proxies will be borne by us. We have retained Broadridge Financial Solutions ("Broadridge") to solicit registered shareholders and to request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons, at a cost of approximately $60,000, which includes mailing costs and reimbursement of reasonable out-of-pocket expenses. We may supplement the original solicitation of proxies by Internet, telephone, mail, electronic mail or personal solicitation by our officers, directors, and other regular employees, without additional compensation. Voting results will be tabulated and certified by Broadridge. We may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1

PROPOSAL TO AMEND THE ARTICLES
TO CHANGE THE COMPANY'S CORPORATE NAME FROM AASTROM BIOSCIENCES, INC. TO VERICEL CORPORATION

Overview

        On October 7, 2014, our Board of Directors approved, subject to shareholder approval, an amendment to our Articles to change the Company's corporate name from "Aastrom Biosciences, Inc." to "Vericel Corporation". If the amendment is approved by our shareholders, the change to our corporate name will become effective upon the filing of a certificate of amendment to the Articles with the Michigan Department of Licensing and Regulatory Affairs, which filing is expected to occur promptly after shareholder approval of this Proposal 1.

        If this Proposal 1 is approved, Article I of our Articles will be amended to reflect our new corporate name. The form of amendment to our Articles relating to this Proposal 1 is attached to this proxy statement as Appendix I. If this Proposal 1 is approved, we furthermore expect that the trading symbol for our common stock on the NASDAQ Capital Market will be changed to "VCEL" concurrently with, or shortly after, our name change, although we are not soliciting votes for the change in trading symbol.

Purpose and Rationale for the Proposed Change of Name

        We are changing our name in order to: (i) more accurately reflect the business and mission of the Company and emphasize the Company's focus on developing and commercializing innovative therapies that enable the body to repair and regenerate damaged tissues and organs, and (ii) to reflect the Company's transition from a clinical-stage biopharmaceutical company to a commercial stage biopharmaceutical company with two marketed autologous cell therapy products and two late stage autologous cell therapy programs. In addition to changing our name, we plan to move our corporate headquarters to 64 Sidney St., Cambridge MA, 02139, as a result of the changing profile of the business, although we are not soliciting votes for the change of headquarters.

Effect of the Proposed Amendment

        You will not experience any change in your rights as a shareholder if the proposal to change our name is approved. None of Michigan law, the Articles, or our By-laws provides for appraisal or other similar rights for dissenting shareholders in connection with the approval of Proposal 1, and we do not intend to independently provide shareholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares if the proposal to change our name is approved.

        If approved by our shareholders, the change in our name will not affect the validity or transferability of any existing share certificates that bear the name "Aastrom Biosciences, Inc." If the proposed name change is approved, shareholders with certificated shares should continue to hold their existing share certificates. The rights of shareholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name "Vericel Corporation".

        If the proposed name change is approved, a new CUSIP number will be assigned to the common stock shortly following the name change.

        The name change will result in an immaterial cost to Aastrom.

        If the proposal to change our name is not approved, our name, stock symbol and CUSIP number will remain unchanged.

 Vote Required and Board of Directors' Recommendation

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to approve the amendment to the Articles. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

The Board of Directors unanimously recommends that you vote "FOR" the proposed amendment to our
Articles to change our name from "Aastrom Biosciences, Inc." to "Vericel Corporation".

 PROPOSAL 2

PROPOSAL TO APPROVE THE
AMENDMENT AND RESTATEMENT OF THE AASTROM AMENDED AND RESTATED
2009 OMNIBUS INCENTIVE PLAN, INCLUDING THE RESERVATION OF AN ADDITIONAL
3,446,967 SHARES FOR ISSUANCE THEREUNDER

Overview

        The Board of Directors believes that equity compensation programs are an integral part of our compensation philosophy and programs and a significant contributor to our long-term financial success. By permitting us to grant equity in our company, our 2001 Stock Option Plan, Amended and Restated 2004 Equity Incentive Plan (collectively, the "Prior Plans"), as well as the Aastrom Amended and Restated 2009 Omnibus Incentive Plan (together with the Prior Plans, the "Incentive Plan") have been and continue to be key tools for attracting, retaining and rewarding individuals who contribute to our success by serving as employees, directors, consultants and advisors. The Board of Directors has concluded that our ability to achieve these objectives has been enhanced by the ability to make grants under the Incentive Plan. In addition, the Board of Directors believes that the interests of Aastrom and its shareholders will be advanced by continuing to offer our employees, officers and non-employee directors the opportunity to acquire or increase their proprietary interests in Aastrom. At the Special Meeting, we are requesting that our shareholders approve the amendment and restatement of the Amended and Restated 2009 Omnibus Incentive Plan (the "Restated Incentive Plan"), including amendments to (i) reserve an additional 3,446,967 shares for issuance, to ensure that sufficient shares of our common stock are available for grants under the Incentive Plan to continue to attract, retain, motivate and reward top quality management, employees, officers and non-employee directors for at least the next thirty six months, (ii) increase certain limits on grants and participants specified in the Incentive Plan, and (iii) extend the expiration of the Incentive Plan for ten years from the date of the Special Meeting.

        As of the Record Date, there were stock options to acquire 489,134 shares of common stock outstanding under our Incentive Plan with a weighted average exercise price of $22.22 and weighted average remaining term of 8.2 years, and there were 553,033 shares available for new awards under the Incentive Plan. There were no full value shares outstanding. Other than the foregoing, no other awards under our Incentive Plan were outstanding as of the Record Date.

Summary of Material Features of the Restated Incentive Plan

        The material features of the Restated Incentive Plan are:

  •
  The maximum number of shares of common stock to be issued under the Incentive Plan is proposed to be increased from 1,042,167 to 4,489,134, which is a net increase of 3,446,967 shares;

  •
  Grants of "full-value" awards are deemed for purposes of determining the number of shares available for future grants under the Restated Incentive Plan as an award for 1.25 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

  •
  Shares tendered or held back for taxes will not be added back to the reserved pool under the Restated Incentive Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

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  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

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  Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

  •
  Any material amendment to the Restated Incentive Plan is subject to approval by our stockholders; and

  •
  The term of the Restated Incentive Plan will expire on November       , 2024.

        Based solely on the closing price of our common stock as reported by the NASDAQ Stock Market on September 30, 2014 and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Restated Incentive Plan is $11,400,000. The shares we issue under the Restated Incentive Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the Restated Incentive Plan will be added back to the shares of common stock available for issuance under the Restated Incentive Plan.

        A copy of the Restated Incentive Plan is available under "SEC Filings" on the "Investors" section of our website at www.aastrom.com and the SEC website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement. We will provide shareowners with a copy of the Restated Incentive Plan without charge if you call Investor Relations at (734) 418-4411. You can also receive a copy by sending a request by regular mail to Aastrom Biosciences, Inc., Investor Relations, P.O. Box 376, Ann Arbor, MI 48106, by e-mail to ir@aastrom.com or by fax to (734) 665-0485. Copies will also be available at the Special Meeting.

Rationale for Share Increase

        The Incentive Plan is critical to our ongoing effort to build shareholder value. Our equity incentive program is broad-based and equity incentive awards are also an important component of our executive and non-executive employees' compensation. Our Compensation Committee and Board of Directors believe we must continue to offer a competitive equity compensation program in order to continue to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        As a result of our recent acquisition of the cell therapy and regenerative business ("CTRM") business of Sanofi, a French société anonyme, the Board of Directors believes the 553,033 shares remaining available for issuance under the Incentive Plan (the "Current Option Pool") should be increased. Following the acquisition, our employee base increased five-fold from 38 employees as of March 31, 2014 to 190 full-time employees as of August 31, 2014. In addition, on September 17, 2014, as part of our overall strategy to finance the continued development and growth of the expanded organization, we closed a public offering that increased our issued and outstanding common shares from 8,001,340 as of August 27, 2014 to 23,785,653 common shares issued and outstanding as of the Record Date. Given both the expansion in our organization, and the decrease in the relative size of the Current Option Pool to outstanding shares, the Board of Directors believes the Current Option Pool is insufficient to fully fund even a single annual grant.

        Currently, the Current Option Pool under our Incentive Plan represents approximately 3.9% of our fully diluted share count. The 3,446,967 share increase to the number of shares authorized for issuance pursuant to the proposed Restated Incentive Plan would increase the Current Option Pool to approximately 14.8% of our fully diluted share count as of the Record Date. In setting the amount of the share increase for which shareholder approval is being sought in Proposal 2, our Compensation Committee and Board of Directors also considered the recommendation of the independent compensation consultant retained by the compensation committee, Frederic W. Cook & Co., Inc. F.W. Cook's recommendation considered the total amount of shares underlying outstanding unexercised options and the shares remaining available for grant under the Incentive Plan divided by the Company's fully diluted share count, commonly referred to as "overhang," both prior to and assuming the implementation of the amendment and restatement of the Amended and Restated 2009 Omnibus Incentive Plan, including the 3,446,967 proposed increase of shares issuable under the proposed Restated Incentive Plan. F.W. Cook's analysis determined that the overhang that would result following the proposed increase under the proposed Restated Incentive Plan would be within the range of competitive practice within our peer group.

Burn Rate

        In connection with the amendment and restatement of the Amended and Restated 2009 Omnibus Incentive Plan approved by shareholders at the Company's May 7, 2014 annual shareholder meeting, the Board of Directors committed to maintain an average annual burn rate over fiscal years 2014, 2015, and 2016 of 8.98% or less. The Board of Directors intends to adhere to this commitment. We define our burn rate as the number of shares subject to stock awards granted in a year divided by the weighted average common shares outstanding (basic) for that year. For purposes of calculating the number of awards granted in each fiscal year, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock units or other full value awards will count as 1.25 shares. This limitation excludes awards assumed in acquisitions.

        If our request to amend and restate the Amended and Restated 2009 Omnibus Incentive Plan, including increasing the share reserve of the Incentive Plan by an additional 3,446,967 shares is approved by stockholders, we will have 4,000,000 shares available for grant after the Special Meeting, which is based on up to 553,033 shares available for grant under the Incentive Plan at September 30, 2014 and the 3,446,967 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.

        The following is a summary of certain significant features of the Restated Incentive Plan. This summary is subject to the specific provisions contained in the full text of the Restated Incentive Plan set forth in Appendix II hereto.

 Material Features of the Restated Incentive Plan

        Purpose.    The purpose of the Restated Incentive Plan is to assist us in attracting and retaining individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives that will inure to the benefit of all of our shareholders through the additional incentives inherent in the awards under the Restated Incentive Plan.

        Shares Available for Grant.    Subject to adjustment in certain circumstances as described below, an aggregate of 1,042,167 shares of our common stock have been previously reserved by the Board of Directors and approved by the shareholders for issuance under the Incentive Plan. We are requesting the shareholders approve an increase of 3,446,967 shares in the number of shares reserved for issuance under the Restated Incentive Plan, subject to adjustment for changes in capitalization, including mergers, stock splits and spin-offs.

        Eligibility.    Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the Restated Incentive Plan. Options may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options. Awards may be granted under the Restated Incentive Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who provides us service, except for incentive stock options which may be granted only to our employees or employees of our subsidiaries.

        Awards to be Granted to Certain Individuals and Groups.    The Compensation Committee, in its discretion, determines the individual or individuals to whom awards under the Restated Incentive Plan may be granted, determines the type or types of awards to be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

        Limits on Grants to Participants.    The Restated Incentive Plan provides that no participant may be granted in any 12-month period options or stock appreciation rights with respect to more than 2,000,000 shares of common stock. The Restated Incentive Plan further provides that no participant may be granted in any 12-month period restricted stock awards, performance awards and restricted stock unit awards that are denominated in shares and are intended to be "performance-based compensation" under Code Section 162(m) with respect to more than 2,000,000 shares of common stock. Notwithstanding the foregoing, in a participant's initial year as an employee of Aastrom or an affiliate, (including a participant who was previously a non-employee director and then becomes an employee, but not including a participant who was an employee of Aastrom or affiliate and transfers to another such employer), may by granted an additional grant in such initial year not to exceed options or stock appreciation rights to with respect to more than 2,000,000 shares of common stock, and restricted stock awards, performance awards and restricted stock unit awards that are denominated in shares and are intended to be "performance-based compensation" under Code Section 162(m) with respect to more than 2,000,000 shares of common stock. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be granted to any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Code Section 162(m) and are denominated in cash is $4,000,000. The dollar value of a cancelled award will continue to count against the $4,000,000 limit.

        Administration.    The Restated Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which shall consist of at least two directors who must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, "outside directors" under Section 162(m) of the Code and "independent directors" for purposes of the rules of the NASDAQ Stock Market to the extent required by such rules. The Compensation Committee has the authority to determine the participants who will receive awards under the Restated Incentive Plan, to determine the type and terms of the awards, and to interpret and administer the Incentive Plan. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee's behalf under the Restated Incentive Plan to a committee of one or more directors and, to the extent permitted by law, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our directors or executive officers. In determining the amount, type or recipient of awards, the Compensation Committee may consult with management. In addition, to the extent not prohibited by applicable law or regulatory authority, (i) any grant by the Compensation Committee may be subject to approval or ratification by the full Board of Directors and (ii) the full Board of Directors may take any action under the Restated Incentive Plan that the Compensation Committee is authorized to take.

        Terms and Conditions of Options.    Options granted under the Restated Incentive Plan may be incentive stock options, non-statutory stock options, or a combination thereof, and are subject to the following terms and conditions:

  •
  Exercise Price.  The exercise price of options granted under the Restated Incentive Plan is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is determined with reference to the closing price for the common stock on the NASDAQ Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported).

  •
  Exercise of Option.  The Compensation Committee determines when options become exercisable. The Restated Incentive Plan permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including "cashless exercises" effected through a broker and withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.

  •
  Term of Option.  Options granted under the Restated Incentive Plan expire no later than ten years from the date of grant, provided, however, that the term of the option will not exceed five years from the date the option is granted in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock.

        Stock Appreciation Rights.    The Compensation Committee is authorized to grant stock appreciation rights in tandem with an option or other award granted under the Restated Incentive Plan, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted, except in the case of substitute awards granted in connection with an acquisition. The Compensation Committee determines when stock appreciation rights become exercisable. The term of a stock appreciation right may be no more than ten years from the date of grant.

        Upon the exercise of a stock appreciation right, the participant will have the right to receive the excess of the fair market value of the shares or, at the discretion of the Compensation Committee, such lesser amount, on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

        Restricted Stock Awards.    Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the Restated Incentive Plan, and are also available as a form of payment of performance awards granted under the Restated Incentive Plan and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component.

        Restricted Stock Unit Awards.    Awards of restricted units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the Restated Incentive Plan, and are also available as a form of payment of other awards granted under the Restated Incentive Plan and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units.

        Performance Awards.    Performance awards provide participants with the opportunity to receive cash, shares of common stock or other property, or any combination thereof, based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. The Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

        Code Section 162(m) Performance Awards.    The Restated Incentive Plan is designed to permit us to issue awards that qualify as performance-based under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation Committee's discretion, performance goals shall be based on the attainment of specified levels of one or any combination of the following:

  •
  net sales;

  •
  revenue;

  •
  revenue or product revenue growth;

  •
  operating income or loss (before or after taxes);

  •
  pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);

  •
  earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization);

  •
  economic value-added models (or equivalent metrics);

  •
  comparisons with various stock market indices;

  •
  reductions in costs;

  •
  cash flow or cash flow per share (before or after dividends);

  •
  return on capital (including return on total capital or return on invested capital);

  •
  cash flow return on investment;

  •
  improvement in or attainment of expense levels or working capital levels;

  •
  operating margin;

  •
  gross margin;

  •
  year-end cash;

  •
  cash margin;

  •
  debt reduction;

  •
  shareholder's equity;

  •
  market share;

  •
  achievement of drug development milestones;

  •
  regulatory achievements including approval of a compound;

  •
  net earnings or loss;

  •
  earnings or loss per share;

  •
  net income or loss (before or after taxes);

  •
  return on equity;

  •
  total shareholder return;

  •
  progress of internal research or clinical programs;

  •
  progress of partnered programs;

  •
  implementation or completion of projects and processes;

  •
  partner satisfaction;

  •
  budget management;

  •
  clinical achievements;

  •
  completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally;

  •
  timely completion of clinical trials;

  •
  submission of INDs and NDAs and other regulatory achievements;

  •
  partner or collaborator achievements;

  •
  internal controls, including those related to the Sarbanes-Oxley Act of 2002;

  •
  research progress, including the development of programs;

  •
  financing;

  •
  investor relation, analysts and communication;

  •
  manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

  •
  return on assets or net assets;

  •
  attainment of strategic and operational initiatives;

  •
  appreciation in and/or maintenance of the price of our stock;

  •
  market share;

  •
  gross profits;

  •
  strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property;

  •
  establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

  •
  supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products);

  •
  co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

  •
  financing and other capital raising transactions (including sales of our equity or debt securities);

  •
  factoring transactions;

  •
  sales or licenses of our assets, including intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions);

  •
  implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures;

  •
  factoring transactions; and

  •
  recruiting and maintaining personnel.

        Such performance goals also may be based solely by reference to our performance or of the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. At the time a performance award is granted, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

        Dividends; Dividend Equivalents.    Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash, or stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends declared with respect to shares of common stock covered by an award. Dividends and dividend equivalents on awards with performance-based vesting will be subject to the same vesting conditions as those applicable to the shares subject to the award and will be accumulated and paid at the time such shares become vested. The Compensation Committee may provide that such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

        Termination of Service.    The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. In the case of incentive stock options, the period of exercisability cannot exceed 90 days, other than in the event of death or disability, in which case it can be 12 months.

        No Repricing.    The Restated Incentive Plan prohibits option and stock appreciation right repricings (other than to reflect mergers, stock splits, spin-offs or other corporate events described under "Adjustments upon Changes in Capitalization" below) unless shareholder approval is obtained. For purposes of the Restated Incentive Plan, a "repricing" means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Restated Incentive Plan if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

        Non-transferability of Awards.    An award granted under the Restated Incentive Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant's lifetime only by the participant or the participant's guardian or legal representative. The Compensation Committee may, however, provide in an award agreement that a participant may transfer an award to a family member (whether by gift or a domestic relations order) under such terms and conditions determined by the Compensation Committee.

        Adjustments upon Changes in Capitalization.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the Restated Incentive Plan, the number and class of shares of awards outstanding under the Restated Incentive Plan, the limits on the number of awards that any person may receive, the exercise price of any outstanding option or stock appreciation right, and, if applicable the performance requirements for performance awards. The numbers described in this summary include the impact of a twenty-for-one reverse stock split on October 16, 2013 (the "Reverse Stock Split").

        Change in Control.    The Compensation Committee may in its discretion determine that upon our "Change in Control" (as that term is defined in the Restated Incentive Plan) (i) options and stock appreciation rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the fair market value of one share of our common stock as of the Change in Control date is less than the per share option exercise price or stock appreciation right grant price and (ii) performance awards will be considered to be earned in full or partially based on the portion of the performance period completed as of the Change in Control date.

        Unless otherwise provided in an award agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant's employment with such successor company (or us) or a subsidiary thereof terminates within the period following such Change in Control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the Change in Control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the Change in Control and will terminate immediately after the Change in Control.

        The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a Change in Control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.

        Amendment and Termination.    The Board of Directors may alter, amend, suspend or terminate the Restated Incentive Plan, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for shareholder approval. However, the Board of Directors may not amend the Restated Incentive Plan without shareholder approval to increase the number of shares available for awards under the Restated Incentive Plan, expand the types of awards available under the Restated Incentive Plan, materially expand the class of persons eligible to participate in the Restated Incentive Plan, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), increase the maximum term of options and stock appreciation rights, increase the limits on shares subject to grants to a participant or the dollar value payable under performance awards granted to a participant, cancel an option or stock appreciation right in exchange for cash or take any action with respect to an option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market. No such action by the Board of Directors may alter or impair any award previously granted under the Restated Incentive Plan without the written consent of the participant. The Restated Incentive Plan will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

        Federal Income Tax Consequences.    The following discussion summarizes certain federal income tax considerations of awards under the Incentive Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not realize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the one-year and two-year holding periods, then the optionee will realize ordinary income in an amount generally measured as the excess, if any, of the fair market value of the shares at the exercise date or the net proceeds of sale, whichever is lower, over the exercise price. Any gain or loss realized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

        Non-statutory Stock Options.    An optionee does not realize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee realizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount realized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period, which begins at the time of exercise.

        Stock Appreciation Rights.    No taxable income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will realize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.

        Restricted Stock Awards and Performance Awards.    A participant will not realize taxable income on the grant of a restricted stock award or a performance award denominated in shares. The participant will realize ordinary income at the time the shares subject to the award become vested in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. A participant may, however, elect under Section 83(b) of the Code to recognize ordinary compensation income, as of the date the recipient receives a restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        Upon disposition of shares acquired from stock awards, the participant will realize a capital gain or loss equal to the difference between the net proceeds of sale and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

        Restricted Stock Units.    A participant will not realize taxable income on the grant of a restricted stock unit award. The participant will realize ordinary income at the time the shares subject to the award are delivered in an amount equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares.

        Upon disposition of shares acquired from the restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the net proceeds of sale and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

        Company Tax Deduction.    We generally will be entitled to a tax deduction in connection with an award under the Restated Incentive Plan (subject to the requirement of Section 162(m) of the Code) in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Chief Executive Officer and to each of the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.

        Compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation not subject to the cap on deduction if such awards are approved by a compensation committee comprised solely of "outside directors" and the plan contains a per employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise or grant price of the award is no less than the fair market value of the stock on the date of grant. The Restated Incentive Plan has been designed to qualify as performance-based for purposes of satisfying the conditions under Section 162(m) with respect to stock options and stock appreciation rights.

        Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation, provided that: (i) the compensation is approved by a compensation committee comprised solely of "outside directors," (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied, and (iv) prior to the payment of the compensation, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

        The Restated Incentive Plan has been designed to permit the Compensation Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a full federal income tax deduction in connection with such awards.

        Restricted Stock Units, deferred cash awards and other types of deferred awards may be subject to Section 409A of the Code regarding non-qualified deferred compensation plans. The Company intends to use reasonable efforts to design these awards in a manner that avoids Section 409A or that is compliant with Section 409A.

        The described tax consequences are based on current laws, regulations and interpretations, all of which are subject to change. Recipients of an award under the Restated Incentive Plan are encouraged to discuss the tax consequences of the award with their personal tax advisor.

        Because the grant of awards under the Restated Incentive Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received or allocated to any participant in the Restated Incentive Plan.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast on Proposal 2, to approve the amendment and restatement of the Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of 3,446,967 shares for issuance thereunder, at the Special Meeting at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or represented by proxy, is required for approval of this Proposal 2. As a result, abstentions and broker non-votes will have no effect on this proposal.

        The Board of Directors believes that the approval of the amendment and restatement of the Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder, is in the best interest of, and advisable to, the shareholders and the Company, and the Board of Directors has, upon the recommendation of the Compensation Committee, approved such amendment and restatement of the Amended and Restated 2009 Omnibus Incentive Plan.

Therefore, the Board of Directors unanimously recommends a vote "FOR" the approval of the Amendment and Restatement of the Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder.

 Equity Compensation Plan Information

        The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2013.

	(a) No. of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans/arrangements approved by shareholders	297,860	39.53	369,342	(4)
Equity compensation plans/arrangements not approved by shareholders	N/A	N/A	N/A
Total	297,860	39.53	369,342

(1)
The weighted-average remaining life of outstanding options, warrants and rights is 7.9 years.

(2)
There are no outstanding restricted stock units or restricted shares.

(3)
Maximum option and SAR life in the Restated Incentive Plan is ten years and full value awards count as 1.25 shares against the Restated Incentive Plan.

(4)
See discussion under the heading "Proposal 2—Proposal to Approve the Amendment and Restatement of the Aastrom Amended and Restated 2009 Omnibus Incentive Plan, Including the Reservation of an Additional 3,446,967 Shares for Issuance Thereunder—Burn Rate" for the number of securities remaining available for future issuance under equity compensation plans as of September 30, 2014.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of October 1, 2014, or as otherwise set forth below, with respect to the beneficial ownership of Aastrom's common stock by (i) all persons known by Aastrom to be the beneficial owners of more than 5% of the outstanding common stock of Aastrom; (ii) each director and director nominee of Aastrom, (iii) each executive officer of Aastrom named in the Summary Compensation Table, and (iv) all executive officers and directors of Aastrom as a group.

	Shares Owned(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percentage of Class(3)
Robert L. Zerbe(4)	17,610	*
Ronald M. Cresswell(5)	17,263	*
Alan L. Rubino(6)	17,757	*
Nelson M. Sims(7)	18,966	*
Heidi Hagen(8)	4,374	*
Dominick C. Colangelo(9)	53,229	*
Daniel R. Orlando(10)	28,492	*
Ronnda L. Bartel(11)	26,988	*
Gerard Michel	20,000	*
Eastern Capital Limited(12)	1,402,889	5.7%
Stonepine Capital LP	1,700,000	7.0%
Great Point Partners LLC	2,170,000	8.9%
Consonance Capital Management LP	2,352,940	9.6%
All officers and directors as a group (9 persons and 4 companies)(13)	7,830,508	31.9%

*
Represents less than 1% of the outstanding shares of Aastrom's common stock equivalents.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes to this table, to the knowledge of Aastrom, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include shares of restricted stock granted under Aastrom's Amended and Restated 2004 Equity Incentive Plan (the "2004 Plan") and the Aastrom Amended and Restated 2009 Omnibus Incentive Plan. Pursuant to the rules of the SEC, the number of shares of Aastrom's common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of October 1, 2014.

(2)
The address for the nine (9) beneficial owners that are persons is 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, MI 48105. The addresses of the four (4) beneficial owners that are companies are as follows:
  a.
  Eastern Capital Limited - P.O. Box 31300, Grand Cayman, KY1-1206 Cayman Islands.

  b.
  Stonepine Capital LP - 475 Gate Five Road, Suite 324, Sausalito, CA 94965.

  c.
  Great Point Partners LLC - 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

  d.
  Consonance Capital Management LP - 1370 Avenue of the Americas, Suite 3301, New York, NY 10019.

(3)
Calculated on the basis of 23,785,653 shares of common stock plus 12,308 shares of Series B-2 preferred stock on an as converted basis for a total of 24,401,053 common stock equivalents outstanding as of October 1, 2014.

(4)
Includes 17,565 shares issuable upon exercise of options held by Dr. Zerbe that are exercisable within the 60-day period following October 1, 2014.

(5)
Includes 15,263 shares issuable upon exercise of options held by Dr. Cresswell that are exercisable within the 60-day period following October 1, 2014.

(6)
Includes 17,713 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following October 1, 2014.

(7)
Includes 17,497 shares issuable upon exercise of options held by Mr. Sims that are exercisable within the 60-day period following October 1, 2014.

(8)
Includes 4,374 shares issuable upon exercise of options held by Ms. Hagen that are exercisable within the 60-day period following October 1, 2014.

(9)
Includes 33,229 shares issuable upon exercise of options held by Mr. Colangelo that are exercisable within the 60-day period following October 1, 2014.

(10)
Includes 18,688 shares issuable upon exercise of options held by Mr. Orlando that are exercisable within the 60-day period following October 1, 2014.

(11)
Includes 26,988 shares issuable upon exercise of options held by Dr. Bartel that are exercisable within the 60-day period following October 1, 2014.

(12)
Includes the common share equivalent for 12,308 shares of Series B-2 preferred stock that are convertible into 50 common shares for each share of Series B-2 preferred stock.

(13)
Includes 151,317 shares issuable upon exercise of options/warrants that are exercisable within the 60-day period following October 1, 2014.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        Due to the fact that Proposal 2 discussed above relates to a compensation plan in which our executive officers and directors will participate, we are required under Item 8 of Schedule 14A to furnish executive compensation information required by Item 402 of Regulation S-K and certain paragraphs of Item 407 of Regulation S-K related to our last fiscal year, 2013. As such, below is the Compensation Discussion and Analysis section and related compensation tables that were included in our Proxy Statement dated March 31, 2014, subject to update where required.

        The Compensation Committee of our Board of Directors, which is comprised solely of independent directors as defined by NASDAQ, outside directors as defined by Section 162(m) of the Internal Revenue Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act, has been delegated the authority and responsibility to review and determine or, in their discretion, recommend to our Board of Directors for determination, the compensation packages of our executive officers. Our named executive officers for fiscal 2013 are those individuals listed in the "2013 Summary Compensation Table" below.

        A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

  Executive Compensation Objectives and Philosophy

        The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of Aastrom and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

  •
  motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  focus executive behavior on achievement of our corporate objectives and strategy;

  •
  build a culture of "pay for performance"; and

  •
  align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

        The Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. The annual incentive motivates named executive officers to achieve specific operating objectives for the fiscal year. Long-term incentives are intended to reward Aastrom's long-term performance and achievement of specific financial goals and to strongly align named executive officers' interests with those of shareholders.

  Elements of Executive Officer Compensation

        Our executive officer compensation program is comprised of: (i) base annual salary; (ii) annual incentive compensation, which is based on overall company performance and the achievement of individual goals; and (iii) long-term equity incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders.

        In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2013, the Compensation Committee considered a number of criteria, including the executive's position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives, external market data and retention concerns. In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the "say-on-pay" proposal presented to stockholders at Aastrom's 2013 annual meeting of shareholders. There was support at the 2013 annual meeting for the compensation program offered to Aastrom's named executive officers with more than 80% of votes cast in favor. Accordingly, the Committee made no direct changes to Aastrom's executive compensation program as a result of the say-on-pay vote.

        The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration their understanding of external market data, including compensation practices of comparable companies (based on size and stage of development), and independent third party market data, including the Radford Global Life Sciences Survey. At least every three years, the Compensation Committee engages an independent consultant to perform an analysis of the current compensation program. In 2012, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to perform an independent review of the direct compensation program for our executive officers. The consultant reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee and the Board, Frederic W. Cook & Co., Inc. does not provide any consulting services to Aastrom Biosciences, Inc. or its executive officers. We may also change the base salary of an executive officer at other times due to market conditions or if a change in the scope of the officer's responsibilities justifies such consideration. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives.

        Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers in the first quarter of each year subject to the terms of existing employment agreements with our named executive officers, as discussed below, and timing of the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally presented at the time of our Compensation Committee's review of executive compensation arrangements.

        In considering compensation of executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment of various components of compensation. We do not believe Section 162(m) of the Code, which generally disallows a tax deduction for certain compensation in excess of $1,000,000 to any of our named executive officers, will have a material effect on us. Certain performance-based compensation approved by shareholders is not subject to this deduction limit. Our Compensation Committee's strategy in this regard is to be cost and tax efficient. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility.

  Base Salary

        The Compensation Committee performs a review of base salaries for our executive officers annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year. Mr. Colangelo, Mr. Orlando, Dr. Bartel, Dr. Watling and Mr. Gibson's salaries remained unchanged as we believe they are consistent with our compensation philosophy. Mr. Elliston's salary was adjusted in 2013 to $126,000. The adjustment was due to increased responsibilities within the organization. These base salaries are consistent with our compensation philosophy.

  Annual Non-Equity Incentive Compensation

        Prior to May 30, 2014, we were a clinical development stage company. As of June 1, 2014, we exited the development stage and are now a fully-integrated, commercial-stage biopharmaceutical company with marketed products as well as developmental stage product candidates based on novel technologies. Given the past and current nature of our business, the determination of annual incentives for our executives is generally tied towards promoting our development programs. Each executive officer has a target cash incentive amount that is based on a percentage of his or her base salary. The amount of the cash incentives awarded by the Compensation Committee each year is tied to the achievement of performance and corporate goals set by the Board of Directors or the Compensation Committee, which are designed to capture the important operational and financial aspects of the organization. The key 2013 corporate objectives were: (1) successfully execute the Phase 2b ixCELL-DCM trial, (2) advance capital raising efforts to fund our clinical programs, (3) implement manufacturing process enhancements, (4) broaden product portfolio and (5) implement cost savings consistent with corporate strategy.

        The target incentive bonus percentages for 2013, as a percentage of base salary, were as follows: Mr. Colangelo, 50%, Mr. Orlando, 40%; Dr. Bartel, 35%, Dr. Watling, 35%, Mr. Gibson, 30% and Mr. Elliston, 20%. If we achieve corporate performance goals in excess of target levels, or if the professional effectiveness of a specific executive officer helped us achieve specific corporate objectives or otherwise contributed to our overall success, the incentives paid to our executive officers can exceed the target amounts. The 2013 bonus awards were based upon the Company's achievement of certain corporate and individual performance goals during the year.

  Long-term Equity Incentive Compensation

        Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock option participation aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry, as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant. In 2013, the Compensation Committee engaged Frederic W. Cook & Co., to perform an independent review of the Incentive Plan option grant practices. During 2013, awards were provided only to new employees as the Compensation Committee determined that an independent review would be performed prior to determining a company-wide grant.

        Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over four years. All grants need to be approved by our Board of Directors or Compensation Committee. All stock options will be awarded at fair market value and based on our closing market price on the grant date.

  Other Compensation

        Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, paid time-off, life and disability insurance and a 401(k) plan.

        We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                      Compensation Committee Members:

                      Alan L. Rubino, Chairman
                      Robert L. Zerbe, M.D.
                      Heidi Hagen

        This report shall not constitute "soliciting material," shall not be deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Summary Compensation Table

Summary Compensation Table

        The following table summarizes all compensation earned by or paid to Dominick C. Colangelo, our chief executive officer effective March 1, 2013, Tim M. Mayleben, our chief executive officer until December 14, 2012, Daniel R. Orlando, our chief operating officer (served as interim president and chief executive officer until March 1, 2013), Ronnda L. Bartel, our chief scientific officer until December 31, 2013, Sharon M. Watling, our vice president of clinical development until April 26, 2013, Brian D. Gibson, our vice president of finance, chief accounting officer and treasurer until August 31, 2013, and Michael W. Elliston, our controller, chief accounting officer and treasurer until May 15, 2014, (the "named executive officers") during the fiscal years ended December 31, 2011, 2012 and 2013, respectively.

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Dominick C. Colangelo	2013	$358,333	(4)	$—		$937,884	$89,583	$59,264	(5)	$1,445,064
President and CEO	2012	$—		$—		$—	$—	$—		$—
	2011	$—		$—		$—	$—	$—		$—
Tim M. Mayleben	2013	$—		$—		$—	$—	$—		$—
Former President and CEO	2012	$407,292	(6)	$—		$875,214	$—	$44,385	(7)	$1,326,891
	2011	$425,000		$23,750	(8)	$1,055,130	$191,250	$11,356	(7)	$1,706,486
Daniel R. Orlando,	2013	$285,000		$35,000	(9)	$—	$45,600	$46,597	(10)	$412,197
Chief Operating Officer	2012	$99,948	(11)	$—		$485,466	$—	$443		$585,857
	2011	$—		$—		$—	$—	$—		$—
Ronnda L. Bartel,	2013	$260,000		$—		$—	$—	$28,859	(12)	$288,859
Former Chief Scientific Officer	2012	$253,079		$—		$209,174	$—	$9,619		$471,872
	2011	$243,389		$14,814	(13)	$235,939	$85,186	$7,145		$586,473
Sharon M. Watling,	2013	$79,811	(14)	$—		$—	$—	$185,299	(16)	$265,110
Former Vice President	2012	$245,000		$—		$199,062	$—	$10,429	(16)	$454,491
Clinical Development	2011	$210,625	(15)	$—		$333,179	$70,000	$9,714	(16)	$623,518
Brian D. Gibson,	2013	$110,000	(17)	$—		$—	$—	$32,435	(19)	$142,435
Former Vice President of	2012	$165,000		$—		$319,367	$—	$21,145	(19)	$505,512
Finance, Chief Accounting	2011	$123,333	(18)	$—		$105,532	$40,000	$6,468	(19)	$275,333
Officer and Treasurer
Michael W. Elliston,	2013	$113,455	(20)	$—		$—	$17,500	$4,811	(21)	$135,766
Former Controller, Chief Accounting	2012	$—		$—		$—	$—	$—		$—
Officer and Treasurer	2011	$—		$—		$—	$—	$—		$—

(1)
Amount reflects the grant date fair value of the named executive officer's stock options, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 13, 2014.

(2)
Amounts reflected in this column were awarded pursuant to individual's employment agreement, as applicable, as described in more detail below.

(3)
The all other compensation column includes Aastrom contributions to 401(k) Supplemental Retirement Plans (401(k) Plan), as detailed in footnotes 5, 7, 10, 12, 16, 19 and 21. None of the named executive officers received perquisites having an aggregate value of $10,000 or more in the fiscal years ended December 31, 2013, 2012 or 2011, respectively. All other compensation also includes the portion of medical, dental, vision and long term disability premiums by Aastrom on behalf of the named executive officers. These benefits are offered to all full-time Aastrom employees.

(4)
Mr. Colangelo became our President and Chief Executive Officer effective as of March 1, 2013. This amount represents the salary earned by Mr. Colangelo subsequent to his employment.

(5)
This amount includes Aastrom contributions made to Mr. Colangelo's 401(k) Plan of $6,898 and $35,124 of reimbursable commuting expenses in the fiscal year ended December 31, 2013.

(6)
Mr. Mayleben resigned as our President and Chief Executive Officer effective as of December 14, 2012. This amount represents the salary earned by Mr. Mayleben prior to his resignation.

(7)
These amounts include Aastrom contributions made to Mr. Mayleben's 401(k) Plan of $9,531, $9,494 and $10,625 in the fiscal years ended December 31, 2012 and 2011 and in the six-month period ended December 31, 2010, respectively. The amount in 2012 includes a vacation payout to Mr. Mayleben of $32,693.

(8)
Represents cash performance bonus awarded to Mr. Mayleben on May 14, 2012 based on the achievement of goals for Aastrom set by the Compensation Committee of the Board of Directors.

(9)
This amount represents a bonus paid to Mr. Orlando for his service as Aastrom's interim President and Chief Executive Officer.

(10)
This amount includes Aastrom contributions made to Mr. Orlando's 401(k) Plan of $10,747 and $18,326 of reimbursable commuting expenses in the fiscal year ended December 31, 2013.

(11)
This amount represents the salary earned by Mr. Orlando during fiscal 2012 after his employment commenced in August 2012.

(12)
This amount includes vacation payout of $20,000 that was paid in January 2014.

(13)
Represents the cash performance bonus awarded to Dr. Bartel on May 2, 2012 based on the achievement of goals for Aastrom and Dr. Bartel set by the Compensation Committee of the Board of Directors. Dr. Bartel ceased to be employed by the Company on December 31, 2013.

(14)
Represents the salary earned by Dr. Watling prior to April 26, 2013.

(15)
Effective March 22, 2011, Dr. Watling was made an executive officer of Aastrom. This amount represents the salary earned by Dr. Watling during the fiscal year ended December 31, 2011. Dr. Watling ceased to be employed by the Company on April 26, 2013.

(16)
These amounts include Aastrom contributions made to Dr. Watling's 401(k) Plan of $2,501, $8,575 and $8,084 in the fiscal years ended December 31, 2013, 2012 and 2011, respectively. The amount in 2013 also includes $163,333 in severance and $18,846 in vacation payout.

(17)
Represents the salary earned by Mr. Gibson prior to August 31, 2013, on which date Mr. Gibson ceased to be employed by the Company.

(18)
Effective October 13, 2011, Mr. Gibson was promoted from Controller to Vice President of Finance, Chief Accounting Officer and Treasurer and executive officer of Aastrom. This amount represents the salary earned by Mr. Gibson during the fiscal year ended December 31, 2011.

(19)
These amounts include Aastrom contributions made to Mr. Gibson's 401(k) Plan of $4,331, $5,775 and $4,748 in the fiscal years ended December 31, 2013, 2012 and 2011, respectively. The amount in 2013 also includes $12,693 in vacation payout.

(20)
Effective August 23, 2013, Mr. Elliston was appointed Controller, Chief Accounting Officer and Treasurer and executive officer of Aastrom. This amount represents the salary earned by Mr. Elliston during the fiscal year ended December 31, 2013. Mr. Elliston ceased to be employed by the Company on May 15, 2014.

(21)
This amount includes Aastrom contributions made to Mr. Elliston's 401(k) Plan of $3,945 during the fiscal year ended December 31, 2013.

Grants of Plan-Based Awards

        The following table sets forth information concerning non-equity incentive plan awards and individual grants of stock options and restricted stock made during the fiscal year ended December 31, 2013 to each of the named executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards : Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
										Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Option Awards ($)(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Dominick C. Colangelo		—	215,000	215,000	—	—	—	—	—	—	—
	03/06/2013	—	—	—	—	—	—	—	55,001	25.80	937,884
Daniel R. Orlando		—	114,000	114,000	—	—	—	—	—	—	—
Ronnda L. Bartel		—	91,000	91,000	—	—	—	—	—	—	—
Sharon M. Watling		—	85,750	85,750	—	—	—	—	—	—	—
Brian D. Gibson		—	49,500	49,500	—	—	—	—	—	—	—
Michael W. Elliston		—	25,200	25,200	—	—	—	—	—	—	—

(1)
Represents the amount to which such executive would be entitled if Aastrom did not achieve its annual performance targets.

(2)
Represents the amount to which such executive would be entitled if Aastrom achieves 100% of its annual performance targets.

(3)
Represents the closing price of Aastrom Biosciences, Inc. on the NASDAQ Capital Market on the date of grant.

(4)
Represents the total ASC 718 fair value of the option awards.

 Outstanding Equity Awards at Fiscal Year End

        The table below reflects all outstanding equity awards made to each of the named executive officers that were outstanding at December 31, 2013. We currently grant stock-based awards pursuant to our Amended and Restated 2009 Omnibus Incentive Plan and have outstanding awards under our Amended and Restated 2009 Omnibus Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Dominick C. Colangelo	3/6/2013	(5)	—	55,001	$25.80	3/6/2023
Daniel R. Orlando	10/23/2012		6,251	18,750	$29.40	10/23/2022
Ronnda L. Bartel	6/25/2012	(4)	2,935	2,445	$45.20	6/25/2022
	5/3/2012	(2)	2,335	3,891	$49.80	5/3/2022
	3/21/2011	(2)	2,446	—	$45.20	3/21/2021
	9/22/2010	(2)	5,241	1,210	$29.80	9/22/2020
	4/23/2010	(2)	3,938	563	$36.00	4/23/2020
	7/31/2009		1,563	—	$64.00	7/31/2019
	10/31/2008	(3)	1,563	—	$64.00	10/31/2018
	11/30/2007		168	—	$147.20	11/30/2017
	9/6/2007		440	—	$179.20	9/6/2017
	10/16/2006		1,563	—	$217.60	10/16/2016
Michael W. Elliston	5/3/2012	(2)	938	1,562	$49.80	5/3/2022
	12/20/2011		2,500	2,500	$37.20	12/20/2021

(1)
Unless otherwise noted, options vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter.

(2)
These options vest in equal quarterly installments over a four-year period beginning on the grant date.

(3)
One third of these options vest on the first anniversary of the grant date. Thereafter, the remaining options vest in eight equal quarterly installments.

(4)
These options vest in eleven equal quarterly installments commencing on the grant date.

(5)
These options vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 75% vesting in equal monthly installments over three years thereafter.

Option Exercises and Stock Vested

        There were no option awards exercised by any of our executive officers, nor did any stock awards vest, during 2013.

Employment Contracts, including Termination of Employment and Change of Control Arrangements

        The following are summaries of the agreements with our named executive officers.

  Mr. Colangelo's Agreement

        On March 4, 2013, Mr. Colangelo and Aastrom entered into an Employment Agreement (the "Colangelo Employment Agreement") and became our new Chief Executive Officer. The Employment Agreement provides that Mr. Colangelo will receive an initial annual base salary of $430,000 and his base salary shall be reviewed annually by Aastrom. Under the Employment Agreement, Mr. Colangelo will also be eligible to receive cash incentive compensation as determined by Aastrom. Mr. Colangelo's target annual incentive compensation shall be 50% of his then-current base salary. Under the Colangelo Employment Agreement, Aastrom agrees to grant to Mr. Colangelo options to purchase 55,001 shares of Aastrom's common stock; additionally from time to time and at the discretion of our Board of Directors, Aastrom may grant to Mr. Colangelo additional options to purchase shares of Aastrom's common stock pursuant to Aastrom's then-current equity plan.

        In the event of his termination prior to a Change in Control by Aastrom without Cause or by Mr. Colangelo for Good Reason (as such terms are defined in the Employment Agreement), Aastrom shall pay Mr. Colangelo an amount equal to twelve months of his then-current base salary in equal installments over the one-year period following the date of termination of his employment. In the event of his termination within twelve (12) months following a Change in Control by Aastrom without Cause or by Mr. Colangelo for Good Reason, Aastrom shall pay Mr. Colangelo an amount equal to eighteen months of his then-current base salary in one lump sum. In either event, subject to Mr. Colangelo's co-payment of premiums at the active employee's rate, Mr. Colangelo would also be entitled to continued participation in our company-sponsored group health, dental and vision programs for 12 months following the date of termination. Mr. Colangelo's right to receive any severance payment and to continue his participation in such health programs is conditioned upon and subject to Mr. Colangelo's signing and not revoking a general release of claims.

        In addition, during his employment and after termination of the Employment Agreement, Mr. Colangelo has agreed to keep Aastrom's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Aastrom's written consent except as necessary in the ordinary course of performing his duties to Aastrom. During the term of the Employment Agreement and for a period of twelve months thereafter Mr. Colangelo also agrees not to compete with Aastrom and not to solicit employees, customers or suppliers of Aastrom.

  Mr. Orlando's Agreement

        On April 3, 2013, Mr. Orlando and Aastrom entered into an Employment Agreement (the "Orlando Employment Agreement"). The Employment Agreement provides that Mr. Orlando will receive an initial annual base salary of $285,000 and his base salary shall be reviewed annually by Aastrom. Under the Employment Agreement, Mr. Orlando will also be eligible to receive cash incentive compensation as determined by Aastrom. Mr. Orlando's target annual incentive compensation shall be 40% of his then-current base salary.

        In the event of his termination prior to a Change in Control by Aastrom without Cause or by Mr. Orlando for Good Reason (as such terms are defined in the Employment Agreement), Aastrom shall pay Mr. Orlando an amount equal to nine months of his then-current base salary in equal installments over the nine (9) month period following the date of termination of his employment. In the event of his termination within twelve (12) months following a Change in Control by Aastrom without Cause or by Mr. Orlando for Good Reason, Aastrom shall pay Mr. Orlando an amount equal to nine months of his then-current base salary in one lump sum. In either event, subject to Mr. Orlando's co-payment of premiums at the active employee's rate, Mr. Orlando would also be entitled to continued participation in our company-sponsored group health, dental and vision programs for nine months following the date of termination. Mr. Orlando's right to receive any severance payment and to continue his participation in such health programs is conditioned upon and subject to Mr. Orlando's signing and not revoking a general release of claims.

        In addition, during his employment and after termination of the Employment Agreement, Mr. Orlando has agreed to keep Aastrom's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Aastrom's written consent except as necessary in the ordinary course of performing his duties to Aastrom. During the term of the Employment Agreement and for a period of twelve months thereafter, Mr. Orlando also agrees not to compete with Aastrom and not to solicit employees, customers or suppliers of Aastrom.

  Dr. Bartel's Agreement

        On March 22, 2011, Dr. Bartel and Aastrom entered into an employment agreement (the "2011 Employment Agreement") that replaced and superseded her December 2009 employment agreement (the "2009 Employment Agreement"). The 2011 Employment Agreement provided that Dr. Bartel would receive an initial annual base salary of $243,389, which was the same annual base salary provided under the 2009 Employment Agreement. Under the 2011 Employment Agreement, Dr. Bartel's annual base salary was to be redetermined annually by the Compensation Committee after consultation with our CEO. The 2011 Employment Agreement also provided that Dr. Bartel would be eligible to receive cash incentive compensation, as determined by the Compensation Committee after consultation with the CEO from time to time, with a target annual incentive compensation of 35% of her then-current base salary.

        Under the 2011 Employment Agreement, in the event of Dr. Bartel's termination by Aastrom without Cause or by Dr. Bartel for Good Reason (as such terms are defined in the 2011 Employment Agreement), and subject to Dr. Bartel signing a general release of claims, Aastrom agreed to pay Dr. Bartel an amount equal to nine months of her then-current base salary in nine substantially equal monthly installments. Additionally, the 2011 Employment Agreement provided that all stock options and other stock-based awards which would have vested had Dr. Bartel remained employed for an additional nine months following the date of termination would become exercisable as of the date of termination. Dr. Bartel would also be entitled to continued participation in our group health, dental and vision programs for nine months following the date of such termination.

        Under Dr. Bartel's employment agreement, in the event of her termination by Aastrom without Cause or by Dr. Bartel for Good Reason within 12 months following a Change in Control (as such term is defined in Dr. Bartel's employment agreement), and subject to Dr. Bartel's signing a general release of claims, Aastrom agreed to pay to Dr. Bartel a lump-sum cash payment in an amount equal to 12 months of her then-current base salary (or her base salary in effect immediately prior to the Change in Control, if higher). Dr. Bartel's employment agreement additionally provided that, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Dr. Bartel would immediately accelerate and become exercisable as of the termination date. Under the employment agreement, Dr. Bartel would also be entitled to continued participation in our group health, dental and vision programs for 12 months following the date of such termination.

        Under Dr. Bartel's employment agreement, Dr. Bartel agreed to keep Aastrom's confidential information in confidence and trust, during her employment and after the termination of her employment (the "Confidentiality Obligations"), and agreed not to use or disclose such confidential information without Aastrom's written consent except as necessary in the ordinary course of performing her duties to Aastrom. Dr. Bartel also agreed that, during her employment agreement and for a period of 12 months thereafter, she would neither compete with Aastrom nor solicit any employees, customers or suppliers of Aastrom.

        Dr. Bartel resigned from her position as the Company's Chief Scientific Officer effective as of December 31, 2013. In connection with her resignation, Dr. Bartel entered into a Consulting Services Agreement with the Company, effective as of January 1, 2014 through June 2014. The Consulting Services Agreement fully superseded the 2011 Employment Agreement, except for certain portions, including the Confidentiality Obligations, which remain in full force and effect. Following the expiration of the term of the Consulting Services Agreement, Dr. Bartel has provided additional consulting services to the Company on an hourly basis.

  Dr. Watling's Agreement

        Sharon Watling, PharmD and Aastrom were parties to an Employment Agreement dated March 22, 2011 (the "Watling Employment Agreement"). The Watling Employment Agreement provided that Dr. Watling would receive an initial annual base salary of $190,000, and her base salary was to be redetermined annually by the Compensation Committee after consultation with our CEO. Under the Watling Employment Agreement, Dr. Watling was also eligible to receive cash incentive compensation as determined by the Compensation Committee after consultation with our CEO from time to time. Dr. Watling's target annual incentive compensation was 35% of her then-current base salary.

        In the event of her termination by Aastrom without Cause or by Dr. Watling for Good Reason (as such terms were defined in the Watling Employment Agreement), and subject to Dr. Watling's signing a general release of claims, Aastrom agreed to pay Dr. Watling an amount equal to nine months of her then-current base salary in nine substantially equal monthly installments. Additionally, all stock options and other stock-based awards which would have vested had Dr. Watling remained employed for an additional nine months following the date of termination was to become exercisable as of the date of termination. Dr. Watling would also be entitled to continued participation in our group health, dental and vision programs for nine months following the date of termination.

        In the event of her termination by Aastrom without Cause or by Dr. Watling for Good Reason within twelve months following a Change in Control (as such term is defined in the Watling Employment Agreement), and subject to Dr. Watling's signing a general release of claims, Aastrom agreed to pay to Dr. Watling a lump-sum cash payment in an amount equal to twelve months of her then-current base salary (or her base salary in effect immediately prior to the Change in Control, if higher). Additionally and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Dr. Watling would immediately accelerate and become exercisable as of the termination date. Dr. Watling would also be entitled to continued participation in our group health, dental and vision programs for twelve months following the date of termination.

        In addition, during her employment and after termination of the Watling Employment Agreement, Dr. Watling agreed to keep our confidential information in confidence and trust and agreed not to use or disclose such confidential information without Aastrom's written consent except as was necessary in the ordinary course of performing her duties to Aastrom. During the term of the Watling Employment Agreement and for a period of twelve months thereafter Dr. Watling also agreed not to compete with Aastrom and not to solicit employees, customers or suppliers of Aastrom.

        In connection with the Company's corporate restructuring, Dr. Watling's employment agreement with the Company was terminated without Cause effective as of April 26, 2013, and she was paid severance in accordance with the terms of Watling Employment.

  Mr. Gibson's Agreement

        On October 26, 2012, Brian Gibson and Aastrom entered into an Employment Agreement (the "Gibson Employment Agreement"). The Gibson Employment Agreement provided that Mr. Gibson would receive an initial annual base salary of $165,000 and his base salary would be reviewed annually by Aastrom. Under the Gibson Employment Agreement, Mr. Gibson was also eligible to receive cash incentive compensation as determined by Aastrom. Mr. Gibson's target annual incentive compensation was 30% of his then-current base salary. Under the Employment Agreement, from time to time and at the discretion of management and Aastrom's Board of Directors, Aastrom agreed to grant to Mr. Gibson options to purchase shares of Aastrom's common stock pursuant to Aastrom's then-current equity plan.

        In the event of his termination by Aastrom without Cause or by Mr. Gibson for Good Reason (as such terms are defined in the Employment Agreement), and subject Mr. Gibson's signing and not revoking a separation agreement that includes a general release of claims, Aastrom agreed to pay Mr. Gibson an amount equal to six months of his then-current base salary in six substantially equal monthly installments. Subject to Mr. Gibson's co-payment of premiums at the active employee's rate, Mr. Gibson was also entitled to continued participation in our company-sponsored group health, dental and vision programs for six months following the date of termination.

        In addition, during his employment and after termination of the Gibson Employment Agreement, Mr. Gibson agreed to keep Aastrom's confidential information in confidence and trust and agreed not to use or disclose such confidential information without Aastrom's written consent except as was necessary in the ordinary course of performing his duties to Aastrom. During the term of the Employment Agreement and for a period of six months thereafter Mr. Gibson also agreed not to compete with Aastrom and not to solicit employees, customers or suppliers of Aastrom.

        Mr. Gibson resigned from his position as the Company's Vice President, Finance effective as of August 31, 2013. No severance was payable under the Gibson Employment Agreement.

Acceleration of Vesting Under Stock Option Plans

        Generally, in the event of a Change in Control of Aastrom (as defined in our Incentive Plan) if awards under the Incentive Plan are not assumed or substituted, awards shall vest on the day prior to the Change in Control and terminate on the day of the Change in Control. If assumed or substituted and the participant's Board of Directors membership or services to Aastrom are terminated by Aastrom within 12 months of the Change in Control, the awards shall become fully vested and exercisable and may be exercised at any time prior to the earlier of the expiration date of the award or within three months of the date of termination. However, if the fair market value on the date of the Change in Control is less than the exercise price of the option or stock appreciation right, such option or stock appreciation right shall then terminate on the date of the Change in Control.

        The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2013:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)		After Change in Control Termination w/o Cause or for Good Reason ($)(1)		Voluntary Termination ($)	Death ($)	Disability ($)
Dominick C. Colangelo	Severance Pay	430,000		645,000		—	—	—
	Health Care Benefits	21,002		31,504		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	451,002		676,504		—	—	—
Daniel R. Orlando	Severance Pay	213,750		285,000		—	—	—
	Health Care Benefits	15,752		21,002		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	229,502		306,002		—	—	—
Ronnda L. Bartel	Severance Pay	195,000		260,000		—	—	—
	Health Care Benefits	5,186		6,914		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	200,186		266,914		—	—	—
Michael W. Elliston	Severance Pay	—		—		—	—	—
	Health Care Benefits	—		—		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	—		—		—	—	—

(1)
This represents the cumulative value of the equity awards that would accelerate upon a change in control. The amount represents the difference between the price of our common stock at the last business day of the registrant's last completed fiscal year and the exercise price multiplied by the number of options that would accelerate.

(2)
The price of our common stock at the last business day of the registrant's last completed fiscal year is less than the exercise price of all options held by individuals above. As such, no value has been assigned to any acceleration that may occur upon a termination or a change in control.

Compensation of Directors

        The Director Compensation table reflects all compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2013.

DIRECTOR COMPENSATION
FOR THE TWELVE MONTHS ENDED
DECEMBER 31, 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Other Compensation ($)	Total ($)
Robert L. Zerbe	$80,000	—	$20,229	—	$100,229
Ronald M. Cresswell(2)	$40,000	—	$20,229	—	$60,229
Alan L. Rubino	$43,500	—	$20,229	—	$63,729
Nelson M. Sims	$45,000	—	$20,229	—	$65,229
Heidi Hagen(3)	$10,000	—	$15,452	—	$25,452

(1)
Amount reflects the grant date fair value of the named director's stock options, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 13, 2014. The discussion below provides details as to the aggregate number of option awards outstanding at fiscal year end.

(2)
Mr. Cresswell resigned from the Board of Directors, effective as of May 7, 2014.

(3)
Ms. Hagen joined the Board of Directors in August of 2013.

        At least every three years, the Compensation Committee will engage an independent consultant to perform an analysis over the non-employee director compensation program. In 2012, the Compensation Committee engaged Frederic W. Cook & Co to perform an independent review of the compensation program for non-employee directors. The review indicated that the non-employee directors were slightly below the median for cash compensation and option award compensation. The Compensation Committee determined that 2013 cash compensation would increase slightly. The annual fee for each Board member is $30,000 and the committee chair fees for the Audit Committee and Compensation Committee are $10,000 and $8,500, respectively. The annual stock option grant increased from 2,750 to 3,000 shares and vest over one year in equal monthly increments.

        Fees Earned or Paid in Cash.    The Chairman of the Board of Directors, if any, receives an annual fee of $80,000 paid in equal quarterly increments and does not receive additional fees as an individual committee member. Each non-employee director receives an annual fee of $30,000 paid in equal quarterly increments. The chairperson of each standing committee receives an additional annual fee of $10,000 for the Audit Committee, $8,500 for the Compensation Committee and $8,000 for the Governance and Nominating Committee and each non-chair committee member receives an additional annual fee of $5,000, payable quarterly.

        Stock and Option Awards.    We have in place a non-employee director compensation policy whereby a non-employee director who continued to serve beyond an Annual Meeting of Shareholders would receive a stock option to purchase 3,000 shares granted on the date of each Annual Meeting of Shareholders, with an exercise price equal to the fair market value of the common stock on the date of grant, vesting in equal monthly increments over a period of one year. Newly elected directors joining the Board of Directors during the period between Annual Meetings of Shareholders would receive a grant for a pro rata amount of the 3,000 shares subject to option (reflecting the period of time until the next Annual Meeting of Shareholders). These equity grants would be made under the terms of the existing equity compensation plans, as previously approved by the shareholders. Amounts in the stock and option awards columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2013 filed with the SEC on March 13, 2014.

        Stock options issued to directors shall terminate and no longer be exercised after the first to occur of (a) the expiration date of the option, (b) at any time prior to the expiration of 24 months after the date on which the service to Aastrom is terminated, or (c) a change in control to the extent provided in the stock option agreement.

        Option Holdings.    Non-employee directors held the following stock options as of December 31, 2013:

Director	Stock Options
Robert L. Zerbe	16,066
Ronald M. Cresswell	15,263
Alan L. Rubino	16,214
Nelson M. Sims	15,998
Heidi Hagen	3,750

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2013, Mr. Rubino, Ms. Hagen and Dr. Zerbe served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

 SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Under Aastrom's Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Aastrom. To be timely, such notice must be received at Aastrom's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Aastrom's proxy statement was released to shareholders in connection with the previous year's Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the Annual Meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        If none of the events described in (i) through (iii) above occur, then the deadline for submitting shareholder proposals or nominations for directors for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 of the SEC's proxy rules for the next Annual Meeting of Shareholders will be December 1, 2014 and shareholder proposals submitted outside the processes of Rule 14a-8 received after December 1, 2014 will be considered untimely under Aastrom's Bylaws. In order to be brought before the next Annual Meeting, any such proposal or nomination must include the relevant information as required under our Bylaws and must otherwise meet applicable requirements of the SEC's proxy rules if such proposal or nomination is to be included in our proxy statement for the next Annual Meeting.

        Shareholder proposals and director nominations should be delivered to: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105, Attention: Secretary. Aastrom recommends that such proposals be sent by certified mail, return receipt requested.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Gerard Michel Corporate Secretary , 2014

Appendix I

FORM OF CERTIFICATE OF AMENDMENT
TO THE RESTATED ARTICLES OF INCORPORATION
OF
AASTROM BIOSCIENCES, INC.

Pursuant to the provisions of Act 284, Public Acts of 1972 (the "Act"), the undersigned corporation executes the following Certificate:

  1.
  The present name of the corporation is:

                Aastrom Biosciences, Inc.

  2.
  The identification number assigned by the Bureau is:

                529-456

  3.
  All former names of the corporation are:

                Ann Arbor Stromal, Inc.

  4.
  The date of filing the original Articles of Incorporation was:

                March 24, 1989

  5.
  Article I of the Restated Articles of Incorporation is hereby amended to read as follows:

                "The present name of the corporation is: Vericel Corporation"

  6.
  The foregoing amendment to the Restated Articles of Incorporation proposed by the board was duly adopted on the            day of November, 2014, at a special meeting of the corporation's shareholders in accordance with Section 611(3) of the Act, where the necessary votes were cast in favor of the amendment.

Signed this day of , 2014.
By:
	Name:	Dominick C. Colangelo
	Its:	Chief Executive Officer and President

Name of person remitting fees:
Dykema Gossett PLLC
Preparer's name and business telephone number:
Jordan K. Schwartz
313-568-5463

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APPENDIX II

AASTROM BIOSCIENCES, INC.
AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN

(As amended and restated, subject to stockholder approval)

        Aastrom Biosciences, Inc. (the "Company"), a Michigan corporation, hereby establishes and adopts the following Second Amended and Restated 2009 Omnibus Incentive Plan (the "Plan").

1.     PURPOSE OF THE PLAN

        The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining certain individuals to serve as directors, employees, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company's success and achieve long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.     DEFINITIONS

        2.1.  "Affiliate" shall mean, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Securities Act of 1993, as amended. The Board or the Committee shall have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        2.2.  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

        2.3.  "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award granted hereunder, whether in writing or through an electronic medium.

        2.4.  "Board" shall mean the board of directors of the Company.

        2.5.  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.6.  "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) to the extent required by such rules.

        2.7.  "Consultant" shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

        2.8.  "Covered Employee" shall mean an employee of the Company or its Affiliates who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.9.  "Director" shall mean a non-employee member of the Board.

        2.10.  "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

        2.11.  "Employee" shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

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        2.12.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.13.  "Fair Market Value" shall mean, with respect to Shares as of any date, (i) the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported), (ii) if the Shares are not then listed on the NASDAQ Stock Market, the closing price on the principal U.S. national securities exchange on which the Shares are listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Shares are not listed on a U.S. national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria, a reasonable application of a reasonable method in accordance with the regulations under Section 409A of the Code and, with respect to Incentive Stock Options, in accordance with the requirements of Section 422 of the Code. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        2.14.  "Incentive Stock Option" shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

        2.15.  "Limitations" shall have the meaning set forth in Section 10.5.

        2.16.  "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        2.17.  "Participant" shall mean an Employee, Director or Consultant who the Committee determines to receive an Award under the Plan.

        2.18.  "Payee" shall have the meaning set forth in Section 13.1.

        2.19.  "Performance Award" shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

        2.20.  "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

        2.21.  "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

        2.22.  "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

        2.23.  "Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

        2.24.  "Permitted Assignee" shall have the meaning set forth in Section 12.3.

        2.25.  "Prior Plans" shall mean, collectively, the Company's 1992 Stock Option Plan, 2001 Stock Option Plan, Amended and Restated 2004 Equity Incentive Plan, and any options granted to an employee, consultant or member of the Board of Directors which were outstanding on June 30, 2009 and which were not granted pursuant to a plan.

        2.26.  "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to

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receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.27.  "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

        2.28.  "Restricted Stock Unit Award" shall have the meaning set forth in Section 8.1.

        2.29.  "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant upon satisfaction of such vesting restrictions as the Committee in its sole discretion shall impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.30.  "Shares" shall mean the shares of common stock, no par value, of the Company.

        2.31.  "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Section 6.

        2.32.  "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

3.     SHARES SUBJECT TO THE PLAN

        3.1.  Number of Shares .

        (a)   Subject to adjustment as provided in Section 12.2, a total of 4,489,134 Shares shall be authorized for grant under the Plan, as increased if applicable under this Section, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after June 30, 2009 under the Prior Plans and 1.25 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after June 30, 2009 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.25 Shares for every one (1) Share granted.

        (b)   If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after June 30, 2009 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or awards granted under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

        (c)   Shares issued under Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations authorized for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

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        (d)   Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 1.25 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

        3.2.    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.     ELIGIBILITY AND ADMINISTRATION

        4.1.    Eligibility.    Any Employee, Director or Consultant shall be eligible to participate, in accordance with the terms of the Plan.

        4.2.    Administration.

        (a)   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

          (i)  select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

         (ii)  determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder;

        (iii)  determine the number of Shares (or dollar value) to be covered by each Award granted hereunder;

        (iv)  determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards);

         (v)  determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property;

        (vi)  determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

       (vii)  determine whether, to what extent and under what circumstances any Award shall be canceled or suspended;

      (viii)  interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

        (ix)  correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

         (x)  establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

        (xi)  determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and

       (xii)  make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Subject to subparagraph (b) below, in determining whether to make an Award, to whom to make an Award, the type of Award or the size of the Award, the Committee may consult with management of the Company.

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        (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

        (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more "executive officers" within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

        (d)   The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market or such other principal U.S. national securities exchange on which the Shares are traded, the Board may take any action under the Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.

5.     OPTIONS

        5.1.    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        5.2.    Award Agreements.    All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

        5.3.    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

        5.4.    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an

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Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

        5.5.    Exercise of Options.

        (a)   Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.

        (b)   Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

        (c)   Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or, if applicable, a tandem Stock Appreciation Right) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

        5.6.    Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

        5.7.    Incentive Stock Options.    The Committee may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code; provided, however, that for purposes of this Section "Affiliate shall mean, at the time of determination, any "parent" or "subsidiary of the Company as such terms are defined in Section 424 of the Code and the regulations thereunder. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 982,500 Shares, subject to adjustment as provided in Section 12.2.

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6.     STOCK APPRECIATION RIGHTS

        6.1.    Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

        6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

        (a)   Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

        (b)   The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

        (c)   The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

        (d)   The Committee may impose such other conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code), except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2 and (ii) a term not greater than ten (10) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company's shareholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

        (e)   In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

        (f)    An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

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7.     RESTRICTED STOCK AWARDS

        7.1.    Grants.    Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award"), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

        7.2.    Award Agreements.    The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

        7.3.    Rights of Holders of Restricted Stock.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

8.     RESTRICTED STOCK UNIT AWARDS

        8.1.    Grants.    Other Awards of units having a value equal to an identical number of Shares ("Restricted Stock Unit Awards") may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

        8.2.    Award Agreements.    The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Restricted Stock Unit Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The terms of such Awards need not be the same with respect to each Participant.

        8.3.    Payment.    Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.     PERFORMANCE AWARDS

        9.1.    Grants.    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder

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to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

        9.2.    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

        9.3.    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

        9.4.    Payment.    Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   CODE SECTION 162(m) PROVISIONS

        10.1.    Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

        10.2.    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue or product revenue growth; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholder's equity; market share; achievement of drug development milestones; regulatory achievements including approval of a compound; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on

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particular timelines or generally); timely completion of clinical trials; other regulatory achievements; partner or collaborator achievements; internal controls; research progress, including the development of programs; financing; investor relation, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company's products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financing and other capital raising transactions (including sales of the Company's equity or debt securities); factoring transactions; sales or licenses of the Company's assets, including its intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

        10.3.    Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Restricted Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

        10.4.    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        10.5.    Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 2,000,000 Shares and (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares in any 12-month period with respect to more than 2,000,000 Shares; provided, however, that a Participant may be granted, in his or her initial year as an Employee (including a Participant who was previously a Director and then becomes an Employee, but not including a Participant who is an employee of the Company and transfers to an Affiliate or vice versa), an additional grant in such initial year not to exceed (i) Options or Stock Appreciation Rights with respect to more than 2,000,000 Shares and (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect

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to more than 2,000,000 Shares (the foregoing limitations in this sentence are referred to collectively as the "Limitations"). In addition to the foregoing, the maximum dollar value that may be granted to any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $4,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, in the case of a Performance Award denominated in cash, to be counted toward the dollar amount in the preceding sentence).

11.   CHANGE IN CONTROL PROVISIONS

        11.1.    Impact on Certain Awards.    The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

        11.2.    Assumption or Substitution of Certain Awards.

        (a)   Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of

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value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

        (b)   Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and conditions on Restricted Stock not assumed or substituted for (or continued) shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions limitations and conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for (or continued) shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

        (c)   The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        11.3.    Change in Control.    For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

        (a)   During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

        (b)   Any "person" (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of

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the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

        (c)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

        (d)   The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.   GENERALLY APPLICABLE PROVISIONS

        12.1.    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded); provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's shareholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3 or the last sentence of Section 6.2(d); (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d); or (f) increase the Limitations. The Board may not without the approval of the Company's shareholders cancel an Option or Stock Appreciation Right in exchange for cash or take

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any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent. Furthermore, the Board shall not knowingly take any action that would result in a violation of Section 409A of the Code.

        12.2.    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        12.3.    Transferability of Awards.    Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to a "family member" as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        12.4.    Termination of Employment or Service.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director or a Consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final. A Participant's employment or services will not be deemed terminated merely because of a change in the capacity in which the Participant provides services for the Company or an Affiliate as a Consultant, Director or Employee, or because of a change from providing services to the Company to an Affiliate or vice versa or from one Affiliate to another, provided that there is no interruption or termination of the Participant's service between such changes.

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        12.5.    Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred in accordance with the requirements of Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.   MISCELLANEOUS

        13.1.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

        13.2.    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

        13.3.    Prospective Recipient.    The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

        13.4.    Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate

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to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        13.5.    Cancellation of Award; Forfeiture of Gain.

        (a)   Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company. For purposes of this section, the term "competitor" shall mean any business of the same nature as, or in competition with, the business in which the Company or an Affiliate is now engaged, or in which Company or Affiliate becomes engaged during the term of a Participant's employment, consultancy or service on the Board, or which is involved in science or technology which is similar to the Company's or an Affiliate's science or technology, provided, however, that a Participant shall not be deemed to have established a relationship or engaged in a competitive activity due to the ownership of 2% or less of the shares of a public company that would otherwise be a competitor so long as the Participant does not actively participate in the management of such company.

        (b)   In the event the Participant ceases to be employed by, or provide services to, the Company or an Affiliate on account of a termination for "cause" (as defined below), any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company or the Affiliate unless the Committee notifies the Participant that his or her Award(s) will not terminate. In addition, notwithstanding any other provisions of this Section, if, after an Award is made, or an Option or a Stock Appreciation Right is exercised, after the act or omission of the employee that defines the termination as a termination for Cause, but before the Company determines that termination is for cause, such Award, or exercise, as the case may be, will be void ab initio and reversed by the parties. In the event a Participant's employment or services is terminated for cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.

        (c)   For purposes of this Section, "cause" shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, a determination by the Committee that the Participant has (i) materially breached his or her employment or service contract with the Company, (ii) been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, which will materially harm the interests of the Company or the Affiliate (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or an Affiliate in a manner which the Committee determines will cause material harm to the interests of the Company or an Affiliate, or (v) engaged in such other behavior materially detrimental to the interests of the Company, in each case as the Committee determines.

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        13.6.    Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.7.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

        13.8.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        13.9.    Severability.    The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        13.10.    Construction.    As used in the Plan, the words "include" and "including ," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation ."

        13.11.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        13.12.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Michigan, without reference to principles of conflict of laws, and construed accordingly.

        13.13.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing

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condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        13.14.    Foreign Employees and Consultants.    Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

        13.15.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

        13.16.    No Registration Rights; No Right to Settle in Cash.    The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission ("SEC")) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

        13.17.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0000220757_1 R1.0.0.51160 AASTROM BIOSCIENCES, INC. ATTN: Gerard Michel P.O. BOX 376 ANN ARBOR, MI 48106 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1 To amend Aastrom`s Articles of Incorporation, as amended, to change the Company`s corporate name from Aastrom Biosciences, Inc. to Vericel Corporation. 2 To approve the amendment and restatement of Aastrom`s Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000220757_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com . AASTROM BIOSCIENCES, INC. Proxy for Special Meeting of Shareholders Solicited by the Board of Directors The undersigned hereby appoints Dominick C. Colangelo and Gerard Michel, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the "Company") which undersigned is entitled to vote at the Special Meeting of Shareholders of Aastrom to be held at Aastrom's offices located at 64 Sidney St., Cambridge, MA, 02139, on November , 2014 at 8:30 a.m., local time, and at any adjournment thereof (i) as herein after specified upon the proposals listed below and as more particularly described in Aastrom's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" proposals 1 and 2. Continued and to be signed on reverse side